UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  December 19, 2007

HAMPTONS LUXURY HOMES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-49993	11-3320705
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

PO Box 871, 367 Butter Lane, Bridgehampton, NY 11932

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code 631-537-1600

___________________________________________

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On December 19, 2007, Hamptons Luxury Homes, Inc. (“Hamptons”) issued a news release reporting that the economic impact analysis prepared in connection with the proposed North Country Entertainment Complex resort project in upstate New York, of which one of Hamptons’ wholly-owned subsidiaries, DWD Construction Services, Inc., acts as Owner’s Representative, concludes, among other matters set forth in the press release, that approximately 12,051 new jobs will be created during the six-year construction phase of the project and approximately $965 million in direct and indirect spending is expected to be injected into the local economy.  A copy of the news release is attached to this Current Report on Form 8-K as Exhibit 99.5

Item 9.01. Financial Statements and Exhibits

99.5

News release of Hamptons Luxury Homes, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAMPTONS LUXURY HOMES, INC.
/s/ Roy Dalene Name: Roy Dalene Title: Chief Executive Officer

Date: December 20, 2007

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